EXHIBIT 10.1

BLUE NILE, INC.
2015 CHANGE OF CONTROL SEVERANCE PLAN
Section 1.INTRODUCTION.
The Blue Nile, Inc. 2015 Change of Control Severance Plan (the “Plan”) is established effective January 19, 2015. The Plan provides for the payment of certain benefits to eligible executives of Blue Nile, Inc. (the “Company”). This Plan supersedes the Blue Nile, Inc. Change of Control Severance Plan established on March 4, 2009 and the Blue Nile, Inc. Amended & Restated Change of Control Severance Plan established on January 20, 2012 (collectively, the “Prior Plans”). This Plan document also is the Summary Plan Description for the Plan.
Section 2.    ELIGIBILITY FOR BENEFITS.
(a)    General Rules. Subject to the requirements of the Plan, the Company will provide the benefits described in Section 3 to Eligible Employees.
(1)    Definition of “Eligible Employee.”  For purposes of this Plan, Eligible Employees are those employees of the Company selected by the Plan Administrator, in its sole discretion, to be eligible for benefits under the Plan.  The Plan Administrator will make the determination of whether an employee is an Eligible Employee, and such determination will be binding and conclusive on all persons.  The Plan Administrator will maintain a current schedule of Eligible Employees with the General Counsel of the Company or such other Company officer as may be designated by the Plan Administrator.  Temporary employees and independent contractors are not eligible for any benefits under the Plan.
(2)    Obligations of Eligible Employees. In order to receive any benefits under the Plan:
(i)    the Eligible Employee must incur a Qualifying Termination;
(ii)    the Eligible Employee must remain on the job until the date of such Qualifying Termination;
(iii)    the Eligible Employee must execute and return to the Company a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B or Exhibit C, as applicable, within the time frame set forth therein (the “Release”) and such Release must become effective in accordance with its terms – but not later than the 60th day following his or her Separation from Service – provided, however, the Plan Administrator has the authority, in its discretion, to modify the form of the Release as necessary to comply with

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changes in applicable law and to incorporate the Release into a termination agreement with the Eligible Employee; and
(iv)    the Eligible Employee must remain in compliance with his or her continuing obligations to the Company, including obligations under his or her Employee Nondisclosure, Proprietary Information, Inventions, Nonsolicitation and Noncompetition Agreement (such form, or any similar form, the “Proprietary Agreement”).
(b)    Exceptions to Benefit Entitlement. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Plan Administrator in its sole discretion:
(1)    The employee is covered by any other change of control, severance or separation pay plan, policy or practice of the Company or has executed an individually negotiated employment contract or agreement with the Company relating to change of control or severance benefits, in each case with respect to benefits payable upon an event that constitutes a Qualifying Termination (as defined herein), and such plan, policy, practice, contract or agreement is in effect on the date of such Qualifying Termination. In such case, the employee’s benefits upon a Qualifying Termination, if any, will be governed by the terms of such plan, policy, practice, contract or agreement and will be governed by this Plan only to the extent that the reduction pursuant to Section 3(c) does not entirely eliminate benefits under this Plan.
(2)    The employee’s employment terminates other than as a result of a Qualifying Termination, including a termination for Cause prior to the effective date of a previously scheduled Qualifying Termination, a termination as a result of the employee’s death or disability, or a voluntary termination initiated by the employee other than as a Resignation for Good Reason. Voluntary terminations include, but are not limited to, resignation, retirement, failure to return from a leave of absence on the scheduled date and/or termination in order to accept employment with another entity (including, but not limited to, any entity that is wholly or partly owned (directly or indirectly) by the Company or an affiliate of the Company).
(3)    The employee has not signed an enforceable Proprietary Agreement covering the employee’s period of employment with the Company (and with any predecessor) and does not confirm in writing that he or she is and will remain subject to the terms of that Proprietary Agreement.
(c)    Definition of “Board”. “Board” means the Board of Directors of the Company.
(d)    Definition of “Cause”. “Cause” for termination includes any of the following events that has a material negative impact on the business or reputation of the Company:

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(1)    indictment or conviction of any felony or any crime involving dishonesty or moral turpitude;
(2)    dishonesty which is not the result of an inadvertent or innocent mistake by the employee with respect to the Company;
(3)    the employee’s continued willful violation of his or her obligations to the Company after there has been delivered to the employee a written demand for performance from the Board which describes the basis for the Board’s belief that the employee has not substantially satisfied his or her obligations to the Company;
(4)    the employee’s violation or breach of any material written Company policy, agreement with the Company, or any statutory or fiduciary duty to the Company; or
(5)    damaging or misappropriating or attempting to damage or misappropriate any property, including any confidential or proprietary information, of the Company.
(e)    Definition of “Change of Control”. A “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(1)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change of Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change of Control will be deemed to occur;
(2)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or

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similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(3)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(4)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, the term Change of Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. To the extent required for compliance with Section 409A of the Code, in no event will a Change of Control be deemed to have occurred if such transaction is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(f)    Definition of “Code”. “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(g)    Definition of “Entity”. “Entity” means a corporation, partnership, limited liability company or other entity.
(h)    Definition of “Exchange Act”. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(i)    Definition of “Exchange Act Person”. An “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (1) the Company or any Subsidiary of the Company, (2) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (5) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the effective date of this Plan, is the Owner, directly or indirectly, of securities of the Company

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representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(j)    Definition of “Own,” “Owned,” “Owner,” “Ownership”. A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(k)    Definition of “Qualifying Termination”. A “Qualifying Termination” means a termination of the Eligible Employee’s employment with the Company as a result of a termination by the Company without Cause or a Resignation for Good Reason, in either case that:
(1)    constitutes a Separation from Service;
(2)    occurs other than as a result of the Eligible Employee’s death or disability; and
(3)    occurs (A) on or within twelve (12) months following the effective date of a Change of Control with respect to any Eligible Employee other than the Company’s Chief Executive Officer (the “CEO”) or Chief Financial Officer (the “CFO”) or (B) on or within twenty-four (24) months following the effective date of a Change of Control with respect to any Eligible Employee who is the CEO or CFO.
(i)     Definition of “Resignation for Good Reason”. A “Resignation for Good Reason” means the Eligible Employee has resigned from all positions he or she then holds with the Company:
(1)    because any of the following actions has been taken without his or her express written consent:
(i)    there is a material reduction (where material is considered greater than 10%) of the Eligible Employee’s annual base salary;
(ii)    there is a material adverse change in the Eligible Employee’s position or responsibilities (including the person or persons to whom the Eligible Employee has reporting responsibilities and including a requirement that an Eligible Employee who reports directly to the Board instead report to a corporate officer or employee instead of reporting directly to the Board); provided, however, that becoming the chief executive officer or chief financial officer of a privately-held company will not, by itself, be deemed a material adverse change in the position or responsibilities of an Eligible Employee who is the CEO or CFO, respectively;
(iii)    the Eligible Employee is required to relocate his or her principal place of employment to a location that would increase his or her one way commute distance by more than twenty-five (25) miles; or

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(iv)    the Company materially breaches its obligations under this Plan or any then-existing employment agreement with the Eligible Employee; and
(2)    the Eligible Employee provides written notice of such action to the Board within the thirty (30)-day period immediately following such action; and
(3)    such action is not remedied by the Company within thirty (30) days following the Company’s receipt of such written notice; and
(4)    the Eligible Employee’s resignation is effective not later than sixty (60) days after the expiration of such thirty (30) day cure period.
(j)     Definition of “Separation from Service”. A “Separation from Service” means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h), without regard to any alternative definition thereunder.
(k)     Definition of “Subsidiary”. A “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
Section 3.    AMOUNT OF BENEFIT.
(a)    Benefits. Subject to the terms and conditions of the Plan, the Eligible Employee will receive the benefits set forth in the Participation Notice provided to the Eligible Employee, in substantially the form attached hereto as Exhibit D or Exhibit E, as applicable, at the time such individual is designated an Eligible Employee, or as may be amended thereafter by the Plan Administrator. The Eligible Employee must sign and return the Participation Notice to the Company within thirty (30) days after designation to agree to the terms and conditions of the Plan.
(b)    Additional Benefits. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, authorize benefits in an amount in addition to those benefits set forth in Section 3(a) to an Eligible Employee. The provision of any such benefits to an Eligible Employee will in no way obligate the Company to provide such benefits to any other Eligible Employee or to any other employee, even if similarly situated. Receipt of benefits under this Plan pursuant to such exceptions may be subject to a covenant of confidentiality and non-disclosure.
(c)    Certain Reductions. The Company will reduce an Eligible Employee’s benefits under this Plan by any other change of control or severance benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company in connection with the Eligible Employee’s Qualifying Termination, including, but not limited to, any payments or benefits that are due pursuant to (i) any other change of control, severance or separation pay plan, policy or

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practice of the Company, or any individually negotiated employment contract or agreement with the Company relating to change of control or severance benefits, in each case, as is in effect on the Eligible Employee’s Separation from Service, (ii) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll without being in active service for a limited period of time after being given notice of the termination of the Eligible Employee’s employment. The benefits provided under this Plan are intended to satisfy, to the greatest extent possible, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Plan Administrator will so construe and implement the terms of the Plan. Such reductions will be applied on a retroactive basis, with benefits previously paid being recharacterized as payments pursuant to the Company’s statutory obligation.
(d)    Best After Tax. If any payment or benefit (including payments and benefits pursuant to this Plan) that an Eligible Employee will or may receive from the Company or otherwise (a “280G Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then any such 280G Payment pursuant to this Plan (a “Payment”) will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount (i.e., the amount determined by clause (x) or by clause (y)), after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in a Payment is required pursuant to the preceding sentence and the Reduced Amount is determined pursuant to clause (x) of the preceding sentence, the reduction will occur in the manner (the “Reduction Method”) that results in the greatest economic benefit for the Eligible Employee. If more than one method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata (the “Pro Rata Reduction Method”).
Notwithstanding the foregoing, if the Reduction Method or the Pro Rata Reduction Method would result in any portion of the Payment being subject to taxes pursuant to Section 409A of the Code that would not otherwise be subject to taxes pursuant to Section 409A of the Code, then the Reduction Method and/or the Pro Rata Reduction Method, as the case may be, will be modified so as to avoid the imposition of taxes pursuant to Section 409A of the Code as follows: (A) as a first priority, the modification will preserve to the greatest extent possible, the greatest economic benefit for the Eligible Employee as determined on an after-tax basis; (B) as a second priority, Payments that are contingent on future events (e.g., being terminated without Cause), will be reduced (or eliminated) before Payments that are not contingent on future events; and (C) as a third priority, Payments that are “deferred compensation” within the meaning of Section 409A of the Code will be reduced (or eliminated) before Payments that are not “deferred compensation” within the meaning of Section 409A of the Code.

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If Section 280G of the Code is not applicable by law to an Eligible Employee, the Company will determine whether any similar law in the Eligible Employee’s jurisdiction applies and should be taken into account.
The independent professional firm engaged by the Company for general tax audit purposes as of the day prior to the effective date of the Change of Control will make all determinations required to be made under this Section 3(d). If the firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company will appoint a nationally recognized independent professional firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such firm required to be made hereunder. The Company will use commercially reasonable efforts to cause the firm engaged to make the determinations hereunder to provide its calculations, together with detailed supporting documentation, to the Company and the Eligible Employee within thirty (30) calendar days after the date on which the Eligible Employee’s right to a 280G Payment becomes reasonably likely to occur (if requested at that time by the Company or the Eligible Employee) or such other time as requested by the Company or the Eligible Employee.
If the Eligible Employee receives a Payment for which the Reduced Amount was determined pursuant to clause (x) of the first paragraph of this Section 3(d) and the Internal Revenue Service determines thereafter that some portion of the Payment is subject to the Excise Tax, the Eligible Employee will promptly return to the Company a sufficient amount of the Payment (after reduction pursuant to clause (x) of the first paragraph of this Section 3(d)) so that no portion of the remaining Payment is subject to the Excise Tax. For the avoidance of doubt, if the Reduced Amount was determined pursuant to clause (y) of the first paragraph of this Section 3(d), the Eligible Employee will have no obligation to return any portion of the Payment pursuant to the preceding sentence.
(e)    Code Section 409A. It is intended that all of the benefits provided under this Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the Plan (and any definitions in the Plan) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), an Eligible Employee’s right to receive any installment payments under the Plan will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under the Plan will at all times be considered a separate and distinct payment. If the Plan Administrator determines that any of the payments upon a Separation from Service provided under the Plan (or under any other arrangement with the Eligible Employee) constitute “deferred compensation” under Section 409A and if the Eligible Employee is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), at the time of his or her Separation from Service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments upon a Separation from Service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of the

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Eligible Employee’s Separation from Service, and (ii) the date of the Eligible Employee’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A) pay to the Eligible Employee a lump sum amount equal to the sum of the payments upon Separation from Service that the Eligible Employee would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this paragraph, and (B) commence paying the balance of the payments in accordance with the applicable payment schedule set forth in the Participation Notice provided to the Eligible Employee. No interest will be due on any amounts so deferred. If Section 409A is not applicable by law to an Eligible Employee, the Plan Administrator will determine whether any similar law in the Eligible Employee’s jurisdiction applies and should be taken into account.
Section 4.    COMPANY PROPERTY.
(a)    Return of Company Property. An Eligible Employee will not be entitled to any severance benefits under the Plan unless and until the Eligible Employee returns all Company Property, except as otherwise provided in this Section 4(a) or unless otherwise expressly permitted by the Company to retain one or more items of Company Property. For this purpose, “Company Property” means all paper and electronic company documents (and all copies thereof) created and/or received by the Eligible Employee during his or her period of employment with the Company and other Company Property which the Eligible Employee had in his or her possession or control at any time, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, leased vehicles, computers, computer equipment, software programs, facsimile machines, and servers), credit and calling cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). As a condition to receiving benefits under the Plan, an Eligible Employee must not make or retain copies, reproductions or summaries of any such Company Property. However, an Eligible Employee is not required to return his or her (i) personal copies of documents evidencing the Eligible Employee’s hire, termination, compensation, benefits and stock options and any other documentation received as a shareholder of the Company and (ii) laptop computer and mobile telephone provided by the Company.
(b)    Transition of Work. An Eligible Employee will not be entitled to any severance benefit under the Plan unless and until the Eligible Employee (1) has satisfactorily transitioned his or her work and information concerning his or her work to the Company to the extent reasonably requested in writing by the Company and (2) has provided the Company with all logins, passwords, passcodes and similar information created by the Eligible Employee for documents, email and electronic files that the Eligible Employee created or used on Company systems.

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Section 5.    WITHHOLDINGS AND DEDUCTIONS.
All payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If an Eligible Employee is indebted to the Company at the time of his or her Qualifying Termination, the Company reserves the right to offset any Plan payments by the amount of such indebtedness. Additionally, if an Eligible Employee is subject to withholding for taxes related to any non-Plan benefits, the Company may offset any Plan payments by the amount of such withholding taxes. However, Plan payments will not be subject to any deductions under employment benefit plans, such as, but not limited to, 401(k) plan contributions and/or 401(k) loan repayments, except as otherwise required by law or the terms of those plans.
By accepting participation in the Plan, the Eligible Employee agrees to review with his or her own tax advisors the federal, state, provincial, local, and foreign tax consequences of participation in the Plan. The Eligible Employee will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. The Eligible Employee understands that he or she (and not the Company) will be responsible for his or her own tax liability that may arise as a result of participating in the Plan.
Section 6.    RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.
(a)    Exclusive Discretion. The Plan Administrator is the Compensation Committee of the Board. As Plan Administrator, the Compensation Committee is the named fiduciary charged with the responsibility for administering the Plan. The Plan Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The Plan Administrator may delegate any or all of its administrative duties to an officer of the Company and any such delegation will convey with it the full discretionary authority of the Plan Administrator to carry out the delegated duties. The Company and the Plan Administrator will indemnify and hold harmless any person to whom it delegated its responsibilities to the greatest extent permitted by law, provided such person does not act with gross negligence or willful misconduct. The rules, interpretations, computations and other actions of the Plan Administrator or its delegate will be final and binding and conclusive on all persons.
(b)    Termination; Amendment.
(1)    The Company reserves the right to terminate this Plan at any time; provided, however, that upon or following a Change of Control, (i) no such termination will impair an Eligible Employee’s rights under this Plan or his or her Participation Notice without his or her written consent, and any unpaid benefit rights will continue to be governed by the terms of this Plan, and (ii) any such purported termination of this Plan will not be effective as to any Eligible Employee who has not consented, in writing, to such termination.

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(2)    The Company reserves the right to amend this Plan (including the exhibits hereto) and the benefits provided hereunder (including any Participation Notice provided to an Eligible Employee) at any time; provided, however, that upon or following a Change of Control, no such amendment will impair an Eligible Employee’s rights under this Plan or his or her Participation Notice without his or her written consent.
(3)    Any action amending or terminating the Plan will be in writing and executed by a duly authorized executive officer of the Company.
Section 7.    NO IMPLIED EMPLOYMENT CONTRACT.
The Plan will not be deemed (i) to give any employee or other person any right to be retained as an employee of or other service provider to the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.
Section 8.    LEGAL CONSTRUCTION.
This Plan is intended to be governed by and will be construed in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, to the extent not preempted by ERISA, the laws of the State of Washington (without regard to principles of conflict of laws).
Section 9.    CLAIMS, INQUIRIES AND APPEALS.
(a)    Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is:
The Compensation Committee of the Board of Directors
Blue Nile, Inc.
Attn: General Counsel
411 First Avenue S., Suite 700
Seattle, WA 98104

(b)    Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:
(1)    the specific reason or reasons for the denial;
(2)    references to the specific Plan provisions upon which the denial is based;

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(3)    a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and
(4)    an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 9(d) below.
This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.
This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.
(c)    Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review will be in writing and will be addressed to:
The Compensation Committee of the Board of Directors Blue Nile, Inc.
Attn: General Counsel
411 First Avenue S., Suite 700
Seattle, WA 98104

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(d)    Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the

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special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:
(1)    the specific reason or reasons for the denial;
(2)    references to the specific Plan provisions upon which the denial is based;
(3)    a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and
(4)    a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.
(e)    Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.
(f)    Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 9(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 9(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 9, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.
Section 10.    BASIS OF PAYMENTS TO AND FROM PLAN.
The Plan will be unfunded, and all benefits under the Plan will be paid only from the general assets of the Company. An Eligible Employee’s right to receive payments under the Plan is no greater than that of the Company’s unsecured general creditors. Therefore, if the Company were to become insolvent, the Eligible Employee might not receive benefits under the Plan.
Section 11.    OTHER PLAN INFORMATION.
(a)    Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company by the Internal Revenue Service is 91-1963165. The Plan Number

13.

assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 525.
(b)    Ending Date for Plan’s Fiscal Year and Type of Plan. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31. The Plan is a welfare benefit plan.
(c)    Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:
Blue Nile, Inc.
Attn: General Counsel
411 First Avenue S., Suite 700
Seattle, WA 98104

(d)    Plan Sponsor. The Plan Sponsor is:
The Compensation Committee of the Board of Directors Blue Nile, Inc.
Attn: General Counsel
411 First Avenue S., Suite 700
Seattle, WA 98104

The Plan Sponsor’s and Plan Administrator’s telephone number is (206) 336-6700 and facsimile number is (206) 336-6809.
Section 12.    STATEMENT OF ERISA RIGHTS.
Participants in this Plan are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:
(a)    Receive Information About Your Plan and Benefits
(1)    Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;
(2)    Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

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(3)    Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.
(b)    Prudent Actions by Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.
(c)    Enforce Your Rights. If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules as set forth in detail in Section 9 herein.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court and you are not required to follow the claims procedure set forth in Section 9 herein. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.
If you have completed the claims and appeals procedure described in Section 9 and have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.
If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.
(d)    Assistance with Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration or accessing its website at http://www.dol.gov/ebsa/.

15.

Section 13.    GENERAL PROVISIONS.
(a)    Notices. Any notice, demand or request required or permitted to be given by either the Company or an Eligible Employee pursuant to the terms of this Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Eligible Employee’s Company email account and to the Company email account of the Company’s General Counsel), or when deposited in the U.S. mail, with postage prepaid, and addressed to the parties, in the case of the Company or the Plan Administrator, at the address set forth in Section 11(d) and, in the case of an Eligible Employee, at the address as set forth in the Company’s employment file maintained for the Eligible Employee as previously furnished by the Eligible Employee or such other address as a party may request by notifying the other in writing.
(b)    Transfer and Assignment. The rights and obligations of an Eligible Employee under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan will be binding upon any surviving entity resulting from a Change of Control and upon any other person or entity who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder. Upon and following a Change of Control, any references to the “Company” in this Plan will be deemed to be references also to any successor to Blue Nile, Inc.
(c)    Waiver. Any party’s failure to enforce any provision or provisions of this Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of this Plan. The rights granted the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.
(d)    Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.
(e)    Section Headings. Section headings in this Plan are included for convenience of reference only and will not be considered part of this Plan for any other purpose.
Section 14.    CIRCULAR 230 DISCLAIMER.
THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (31 CFR PART 10). ANY ADVICE IN THIS PLAN IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY YOU FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON YOU. ANY ADVICE IN THIS PLAN WAS WRITTEN TO SUPPORT PARTICIPATION IN THIS CHANGE OF CONTROL SEVERANCE PLAN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

16.

Section 15.    EXECUTION.
To record the adoption of the Plan as set forth herein, Blue Nile, Inc. has caused its duly authorized officer to sign this Plan, effective as of January 19, 2015.

BLUE NILE, INC.

By:/s/ Harvey Kanter

Title: Chief Executive Officer

17.

For Employees Age 40 or Older
Individual Termination

EXHIBIT A
RELEASE AGREEMENT
I understand and agree completely to the terms set forth in the Blue Nile, Inc. 2015 Change of Control Severance Plan (the “Plan”).
I understand that this Release, together with the Plan and any termination agreement into which this Release may be incorporated, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.
I hereby confirm my obligations under my Proprietary Agreement with the Company.
Except as otherwise set forth in this Release, I hereby generally and completely release the Company and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company or its affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or its affiliates; claims arising under the Plan; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the Washington Law Against Discrimination, the Washington Family Leave Act, as amended, the Washington Minimum Wage Act, as amended, and Chapter 49.60 of the Revised Code of Washington. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other

1.

For Employees Age 40 or Older
Individual Termination

than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver by providing written notice to an officer of the Company; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release. Nevertheless, my general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.
I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.
I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me, and I must not revoke the ADEA Waiver thereafter. This Release will become effective on the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release.

EMPLOYEE

Name:

Date:

2.

For Employees Age 40 or Older
Group Termination

EXHIBIT B
RELEASE AGREEMENT
I understand and agree completely to the terms set forth in the Blue Nile, Inc. 2015 Change of Control Severance Plan (the “Plan”).
I understand that this Release, together with the Plan, and any termination agreement into which this Release may be incorporated, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.
I hereby confirm my obligations under my Proprietary Agreement with the Company.
Except as otherwise set forth in this Release, I hereby generally and completely release the Company and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company or its affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or its affiliates; claims arising under the Plan; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the Washington Law Against Discrimination, the Washington Family Leave Act, as amended, the Washington Minimum Wage Act, as amended, and Chapter 49.60 of the Revised Code of Washington. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other

1.

For Employees Age 40 or Older
Group Termination

than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.
I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) the ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily to sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver by providing written notice to an officer of the Company; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release. Nevertheless, my general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.
I have received with this Release all of the information required by the ADEA, including without limitation a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated, along with information on the eligibility factors used to select employees for the group termination and any time limits applicable to this group termination program.
I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.
I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me, and I must not revoke the ADEA Waiver thereafter. This Release will become effective on the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release.

EMPLOYEE

Name:

Date:

2.

For Employees Under Age 40
Individual and Group Termination

EXHIBIT C
RELEASE AGREEMENT
I understand and agree completely to the terms set forth in the Blue Nile, Inc. 2015 Change of Control Severance Plan (the “Plan”).
I understand that this Release, together with the Plan and any termination agreement into which this Release may be incorporated, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.
I hereby confirm my obligations under my Proprietary Agreement with the Company.
Except as otherwise set forth in this Release, I hereby generally and completely release the Company and their current and former directors, officers, employees, stockholders, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns (collectively, the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (collectively, the “Released Claims”). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company or its affiliates, or the termination of that employment; (2) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or its affiliates; claims arising under the Plan; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Washington Law Against Discrimination, the Washington Family Leave Act, as amended, the Washington Minimum Wage Act, as amended, and Chapter 49.60 of the Revised Code of Washington. Notwithstanding the foregoing, the following are not included in the Released Claims (the “Excluded Claims”): (1) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company to which I am a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; or (2) any rights which are not waivable as a matter of law. In addition, nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

1.

For Employees Under Age 40
Individual and Group Termination

I hereby represent that I have been paid all compensation owed and for all hours worked, I have received all the leave and leave benefits and protections for which I am eligible, and I have not suffered any on-the-job injury for which I have not already filed a workers’ compensation claim.
I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2.

EXHIBIT D
(FOR ELIGIBLE EMPLOYEES OTHER THAN CEO/CFO)
BLUE NILE, INC.
2015 CHANGE OF CONTROL SEVERANCE PLAN
PARTICIPATION NOTICE
You, _________________, have been designated as an Eligible Employee under the Blue Nile, Inc. 2015 Change of Control Severance Plan (the “Plan”). You are eligible for the benefits set forth in Section 1 of this Participation Notice upon a Qualifying Termination, subject to the terms and conditions of the Plan. Certain capitalized terms used in this Participation Notice are defined in the Plan.

1.	Benefits.
(a)Cash Severance. The Company will make a lump sum payment of “Cash Severance” to the Eligible Employee in an amount equal to [____] x (Base Salary + Target Bonus). The Cash Severance will be paid in a lump sum on the 60th day after the date of the Eligible Employee’s Separation from Service.
(b)    COBRA Premium Benefit. If the Eligible Employee was enrolled in a group health plan (i.e., medical, dental, or vision plan) sponsored by the Company or an affiliate of the Company immediately prior to the Qualifying Termination, the Eligible Employee may be eligible to continue coverage under such group health plan (or to convert to an individual policy) at the time of the Eligible Employee’s termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (together with any state law of similar effect, “COBRA”). The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums, or waiver of any cost of coverage under any self-funded group health plan, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s or its affiliate’s group health plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays, if any, or, with respect to a self-funded plan, any obligation to pay the cost of coverage to the Company that the Company waives, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.
If an Eligible Employee timely elects continued coverage under COBRA, the Company will pay the full amount of the Eligible Employee’s COBRA premiums, or will provide coverage under any self-funded plan, on behalf of the Eligible Employee for the Eligible Employee’s continued coverage under the Company’s group health plans, including coverage for the Eligible Employee’s eligible dependents, until the earliest of (i) the end of the [_____] month period following the Eligible Employee’s Qualifying Termination, (ii) the expiration of the Eligible Employee’s eligibility for

1.

the continuation coverage under COBRA, or (iii) the date when the Eligible Employee becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the date of the Qualifying Termination through the earliest of (i) through (iii), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company will instead pay the Eligible Employee, on the first day of each month of the remainder of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and deductions (such amount, the “Special Severance Payment”). On the 60th day following the Eligible Employee’s Separation from Service, the Company will make the first payment under this clause (and, in the case of the Special Severance Payment, such payment will be made to the Eligible Employee, in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such 60th day, with the balance of the payments paid thereafter on the original schedule.
In all cases, if the Eligible Employee becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Payment Period, the Eligible Employee must immediately notify the Company of such event, and all payments and obligations under paragraph will cease. For purposes of this Section 1(b), any applicable insurance premiums that are paid by the Company will not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.
(c)    Accelerated Vesting. Unless specifically provided otherwise in the applicable equity award agreement, the vesting and exercisability of all then-outstanding compensatory equity awards held by the Eligible Employee will be accelerated such that the awards are fully vested and exercisable as of the date of the Qualifying Termination.
2.    Timing of Payments. Notwithstanding the payment schedules set forth above, no benefits will be paid prior to the 60th day following the Separation from Service, or, if permitted under Section 409A, the effective date of the Release (as applicable, the “Initial Payment Date”). Instead, on the Initial Payment Date, the Company will pay the Eligible Employee the benefits the Eligible Employee would otherwise have received on or prior to such date pursuant to the original schedule through the Initial Payment Date, with the balance of the benefits being paid as originally scheduled. With respect to COBRA payments, the Eligible Employee may be required to pay the COBRA premiums directly until the Initial Payment Date. This Section 2 is subject to Section 3(e) of the Plan.
3.    Definitions. The following definitions will apply for purposes of this Participation Notice:
(a)    “Base Salary” will mean the greatest of the Eligible Employee’s base salary in effect immediately prior to (i) the Change of Control, (ii) the date of the Qualifying Termination, or (iii) in the event of a Resignation for Good Reason based on a material reduction of the Eligible

2.

Employee’s annual base salary, the date immediately prior to such reduction. Base Salary does not include variable forms of compensation such as bonuses, incentive compensation, commissions, expenses or expense allowances.
(b)    “Target Bonus” will mean the target annual incentive bonus, expressed in dollars, which the Eligible Employee is eligible to earn in the fiscal year in which (A) the Change of Control occurs or (B) the Qualifying Termination occurs, whichever of (A) or (B) is greater.
The foregoing benefits are subject to all of the terms and conditions of the Plan, including reduction against any other severance benefits owed to the Eligible Employee.
I accept my designation as an Eligible Employee and agree to be bound by the terms and conditions of the Plan. I understand and agree that my acceptance of participation in the Plan replaces my eligibility, if any, to participate in the Prior Plans.

Signature

Print Name

3.

EXHIBIT E
(FOR CEO/CFO)
BLUE NILE, INC.
2015 CHANGE OF CONTROL SEVERANCE PLAN
PARTICIPATION NOTICE
You, _________________, have been designated as an Eligible Employee under the Blue Nile, Inc. 2015 Change of Control Severance Plan (the “Plan”). You are eligible for the benefits set forth in Section 1 of this Participation Notice upon a Qualifying Termination, subject to the terms and conditions of the Plan. Certain capitalized terms used in this Participation Notice are defined in the Plan.

1.	Benefits.
(a)    Cash Severance. The Company will make a lump sum payment of “Cash Severance” to the Eligible Employee in an amount equal to two (2) x (Base Salary + Target Bonus). The Cash Severance will be paid in a lump sum on the 60th day after the date of the Eligible Employee’s Separation from Service.
(b)    COBRA Premium Benefit. If the Eligible Employee was enrolled in a group health plan (i.e., medical, dental, or vision plan) sponsored by the Company or an affiliate of the Company immediately prior to the Qualifying Termination, the Eligible Employee may be eligible to continue coverage under such group health plan (or to convert to an individual policy) at the time of the Eligible Employee’s termination of employment under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (together with any state law of similar effect, “COBRA”). The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company’s payment, if any, of applicable insurance premiums, or waiver of any cost of coverage under any self-funded group health plan, will be credited as payment by the Eligible Employee for purposes of the Eligible Employee’s payment required under COBRA. Therefore, the period during which an Eligible Employee may elect to continue the Company’s or its affiliate’s group health plan coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay insurance premiums that the Company pays, if any, or, with respect to a self-funded plan, any obligation to pay the cost of coverage to the Company that the Company waives, if any) will be applied in the same manner that such rules would apply in the absence of this Plan.
If an Eligible Employee timely elects continued coverage under COBRA, the Company will pay the full amount of the Eligible Employee’s COBRA premiums, or will provide coverage under any self-funded plan, on behalf of the Eligible Employee for the Eligible Employee’s continued coverage under the Company’s group health plans, including coverage for the Eligible Employee’s eligible dependents, until the earliest of (i) the end of the eighteen (18)-month period following the Eligible Employee’s Qualifying Termination, (ii) the expiration of the Eligible Employee’s eligibility for the continuation coverage under COBRA, or (iii) the date when the Eligible Employee becomes eligible for substantially equivalent health insurance coverage in connection with new

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employment or self-employment (such period from the date of the Qualifying Termination through the earliest of (i) through (iii), the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of providing the COBRA premiums, the Company will instead pay the Eligible Employee, on the first day of each month of the remainder of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and deductions (such amount, the “Special Severance Payment”). On the 60th day following the Eligible Employee’s Separation from Service, the Company will make the first payment under this clause (and, in the case of the Special Severance Payment, such payment will be made to the Eligible Employee, in a lump sum) equal to the aggregate amount of payments that the Company would have paid through such date had such payments commenced on the Separation from Service through such 60th day, with the balance of the payments paid thereafter on the original schedule.
In all cases, if the Eligible Employee becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Payment Period, the Eligible Employee must immediately notify the Company of such event, and all payments and obligations under paragraph will cease. For purposes of this Section 1(b), any applicable insurance premiums that are paid by the Company will not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.
(c)    Accelerated Vesting. Unless specifically provided otherwise in the applicable equity award agreement, the vesting and exercisability of all then-outstanding compensatory equity awards held by the Eligible Employee will be accelerated such that the awards are fully vested and exercisable as of the date of the Qualifying Termination.
2.    Timing of Payments. Notwithstanding the payment schedules set forth above, no benefits under Section 1(a) or 1(b) of this Participation Notice will be paid prior to the 60th day following the Separation from Service, or, if permitted under Section 409A, the effective date of the Release (as applicable, the “Initial Payment Date”). Instead, on the Initial Payment Date, the Company will pay the Eligible Employee the benefits the Eligible Employee would otherwise have received on or prior to such date pursuant to the original schedule through the Initial Payment Date, with the balance of the benefits being paid as originally scheduled. With respect to COBRA payments, the Eligible Employee may be required to pay the COBRA premiums directly until the Initial Payment Date. This Section 2 is subject to Section 3(e) of the Plan.
3.    Definitions. The following definitions will apply for purposes of this Participation Notice:
(a)    “Base Salary” will mean the greatest of the Eligible Employee’s base salary in effect immediately prior to (i) the Change of Control, (ii) the date of the Qualifying Termination, or (iii) in the event of a Resignation for Good Reason based on a material reduction of the Eligible Employee’s annual base salary, the date immediately prior to such reduction. Base Salary does not include variable forms of compensation such as bonuses, incentive compensation, commissions, expenses or expense allowances.

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(b)    “Target Bonus” will mean the target annual incentive bonus, expressed in dollars, which the Eligible Employee is eligible to earn in the fiscal year in which (A) the Change of Control occurs or (B) the Qualifying Termination occurs, whichever of (A) or (B) is greater.
The foregoing benefits are subject to all of the terms and conditions of the Plan, including reduction against any other change of control or severance benefits owed to the Eligible Employee.
I accept my designation as an Eligible Employee and agree to be bound by the terms and conditions of the Plan. I understand and agree that my acceptance of participation in the Plan replaces my eligibility, if any, to participate in the Prior Plans.

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